UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015

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Premier Exhibitions, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (404) 842-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 16, 2015, Jack H. Jacobs notified Premier Exhibitions, Inc. (the “Company”) of his resignation from the Board of Directors of the Company, effective immediately.  Mr. Jacobs has not stated to the Company that his resignation was due to any disagreement with the Company.

Following Mr. Jacobs’ resignation, the Company’s Audit Committee currently consists of only two members, Douglas Banker and Rick Kraniak.  On March 20, 2015, the Company notified the NASDAQ Stock Market LLC (the “NASDAQ”) that the Company is currently not in compliance with the NASDAQ Listing Rule 5605(c)(2)(A), which requires that the audit committee of a listed company be composed of at least three independent directors and have an audit committee financial expert.  The Company’s audit committee does not currently have a member whom the Board has determined to be an audit committee financial expert.

 The Company expects to add an additional director to the Board in the near future in order to meet the NASDAQ listing requirements described above.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 3.01 above is hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ Michael J. Little
Michael J. Little Interim President and Chief Executive Officer and Chief Financial Officer and Chief Operating Officer

Date: March 20, 2015